UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019 (September 20, 2019)

SPIRIT MTA REIT

(Exact name of registrant as specified in its charter)

Maryland	001-38414	82-6712510
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 North Harwood Street, Suite 300

Dallas, Texas

(Address of principal executive offices)

75201

(Zip Code)

(972) 476-1409

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	SMTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Explanatory Note

On September 23, 2019, Spirit MTA REIT filed a Current Report on Form 8-K with respect to the completion of the transaction contemplated by the previously announced Equity Purchase Agreement, entered into on June 2, 2019 (the “Purchase Agreement”), by and among the Company, SMTA Financing JV, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“Seller”), Banner NewCo LLC, a Delaware limited liability company and wholly owned subsidiary of Seller (“Newco”), and Hospitality Properties Trust, a Maryland real estate investment trust (“Buyer”), pursuant to which the Company sold substantially all of its assets to Buyer. This Current Report on Form 8-K is being filed to provide the unaudited pro forma financial information required by Article 11 of Regulation S-X in connection with the disposition made pursuant to the Purchase Agreement.

(a)	Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet of Spirit MTA REIT dated as of June 30, 2019, unaudited pro forma consolidated statements of operations of Spirit MTA REIT for the six months ended June 30, 2019 and for the year ended December 31, 2018 and the related notes thereto required under this Item 9.01(b) are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(b) Exhibits.

99.1	Unaudited pro forma financial information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT MTA REIT

By:	/s/ Ricardo Rodriguez
Ricardo Rodriguez Chief Executive Officer, President, Chief Financial Officer and Treasurer

Date: September 25, 2019